UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2020

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

XENLETATM (lefamulin) Announcement

On May 29, 2020, Nabriva Therapeutics plc (the “Company”) announced that the Committee for Medicinal Products for Human Use (“CHMP”) of the European Medicines Agency has adopted a positive opinion recommending approval of XENLETA for the treatment of community-acquired pneumonia (“CAP”) in adults when it is considered inappropriate to use antibacterial agents that are commonly recommended for the initial treatment of CAP or when these have failed.

The full text of the press release announcing the CHMP’s opinion to recommend approval of XENLETA is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

CONTEPO New Drug Application

As previously reported, in April 2019, the U.S. Food and Drug Administration (the “FDA”) issued a Complete Response Letter to the Company in connection with its new drug application (“NDA”) for CONTEPO, the Company’s product candidate for the treatment of complicated urinary tract infections, including acute pyelonephritis, stating that it was unable to approve the application in its current form. Specifically, the Complete Response Letter requested that the Company address issues related to facility inspections and manufacturing deficiencies at its active pharmaceutical ingredient contract manufacturer prior to the FDA approving the NDA. In December 2019, the Company resubmitted the NDA for CONTEPO. The FDA accepted its application and scheduled the Prescription Drug User Fee Act (“PDUFA”) date for June 19, 2020. The Company has been informed by the FDA that, in connection with its review of the NDA for CONTEPO, the FDA will need to inspect the facilities of its third-party manufacturers in Europe. However, on March 10, 2020, the FDA announced that it would restrict travel of its employees to Europe for inspections as a result of the spread of COVID-19. As a result of these travel restrictions, the Company believes there is a substantial likelihood that the FDA will not be able to complete its review of the Company’s NDA for CONTEPO prior to the PDUFA date. If the FDA cannot complete its review of the NDA because of the current travel restriction or otherwise, or if the manufacturing issues that the FDA previously identified are not resolved to the FDA’s satisfaction prior to the PDUFA date, the FDA may issue a Complete Response Letter in response to the Company’s resubmitted NDA for CONTEPO and the Company may be further delayed in obtaining or ultimately be unable to obtain regulatory approval of CONTEPO.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including but not limited to statements about the potential outcome of and timing of a decision by the European Commission with respect to regulatory approval for XENLETA in Europe, the development of CONTEPO for complicated urinary tract infections (“cUTIs”), the clinical utility of XENLETA for CABP and of CONTEPO for cUTIs, plans for and timing of the review of regulatory filings for CONTEPO and XENLETA, efforts to bring CONTEPO to market, the market opportunity for and the potential market acceptance of XENLETA for CABP and/or CAP and CONTEPO for cUTIs, the sufficiency of the Company’s existing cash resources and its expectations regarding anticipated revenues from product sales and how far into the future its existing cash resources will fund its ongoing operations and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the content and timing of decisions made by the European Commission, the U.S. Food and Drug Administration and other regulatory authorities, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of CONTEPO for the treatment of cUTI, the ability to retain and hire key personnel, the extent of business and other interruptions resulting from the infection causing the COVID-19 outbreaks or similar public health crises, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in the Company’s annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: May 29, 2020	By:	/s/ Gary Sender
Gary Sender
Chief Financial Officer